Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Management and Stockholder

NexPoint Real Estate Finance, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

February 4, 2020